EXHIBIT 10.7

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This Second Amendment and Waiver to Credit Agreement (this “Second Amendment”) is made as of the 29th day of April, 2005 by and among:

THE WET SEAL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Lead Borrower for the Borrowers, being:

said WET SEAL, INC.,

WET SEAL CATALOG, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

THE WET SEAL RETAIL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

WET SEAL GC, INC., a Virginia corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Facility Guarantor; and

the LENDERS party hereto; and

S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguilla, in its role as administrative agent (the “Administrative Agent”) and in its role as collateral agent (the “Collateral Agent”, together with the Administrative Agent, the”Agents”) for the Lenders;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the other Borrowers, the Lenders and the Agents entered into a Credit Agreement dated as of November 9, 2004 (as amended by the First Amendment to Credit Agreement, dated as of January 14, 2005 and as the same may be further amended, restated or otherwise modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Lead Borrower desires to issue a new series of convertible preferred stock and a new series of warrants, pursuant to the terms of the Securities Purchase Documents (as hereinafter defined), and has requested that the Lenders and the Agents consent to such issuance and to waive any Default or Event of Default under the Credit Agreement related thereto; and

WHEREAS, the Lenders and the Agents have agreed to consent to the issuance of the convertible preferred stock and the warrants pursuant to the terms of the Securities Purchase Documents and to waive any Default or Event of Default under the Credit Agreement that might be deemed to occur as a result of such issuance; and

WHEREAS, the parties desire to amend certain of the terms and conditions of the Credit Agreement pursuant to the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.	Amendments to Article I. Section 1.01 of the Credit Agreement is hereby amended by:

a.	deleting the parenthetical in the definition of “Excess Availability” and substituting in lieu thereof “(as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date)”.

b.	deleting the definition of “Minimum Required Excess Availability” in its entirety and substituting in lieu thereof the following:

“Minimum Required Excess Availability” means Excess Availability at all times of not less than the lesser of (i) fifteen percent (15%) of the greater of the Borrowing Base or the Term Loan Borrowing Base, at any time of calculation, or (ii) $5,000,000.

c.	deleting the definition of “Restricted Payment” in its entirety and substituting in lieu thereof the following:

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary of any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Loan Party or any such Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any such Subsidiary. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans and all proceeds of a dissolution or liquidation of such Person payable to the shareholders of such person; provided, however, that “Restricted Payments” with respect to any Person shall not include any Equity Fees.”

d.	deleting the definition of “Working Capital Credit Agreement” in its entirety and substituting in lieu thereof the following:

“Working Capital Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 22, 2004, as the same may be amended, replaced, renewed or refinanced from time to time in accordance with the terms thereof and Section 6.09 hereof.

e.	inserting the following new definitions in their appropriate alphabetical positions:

“Equity Fees” means, collectively, (a) any “Registration Delay Payments” (as such term is defined in the 2005 Registration Rights Agreement) required to be paid pursuant to Section 2(f) of the 2005 Registration Rights Agreement, plus (b) any amounts required to be paid as a result of any failure by the Lead Borrower to timely issue and deliver or register the shares of Common Stock on the Lead Borrower’s share register or to credit a holder’s balance account with The Depository Trust Company, to which any holder is entitled upon such holder’s exercise of any 2005 Warrant pursuant to Section 1(c) of each 2005 Warrant, plus (c) any amounts required to be paid as a result of any failure by the Lead Borrower to credit a holder’s balance account with The Depository Trust Company or to issue and deliver a certificate to a holder for the number of Common Shares to which such holder is entitled upon the conversion of Preferred Shares, or to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which a holder is entitled, pursuant to Section 2(d)(v) of the 2005 Certificate of Designations, all such fees set forth in clauses (a), (b) and (c) herein in an amount not to exceed $250,000 in the aggregate in any calendar year.

“Third Amendment to Working Capital Credit Agreement Effective Date” means the date on which all conditions precedent to the Third Amendment to Working Capital Credit Agreement, dated as of April 29, 2005, among the Loan Parties, the Working Capital Administrative Agent and the Working Capital Lenders, have been satisfied.”

“2005 Certificate of Designations” means that certain Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock dated as of April 29, 2005.

“2005 Registration Rights Agreement” means that certain Registration Rights Agreement dated as of April 29, 2005 by and between the Lead Borrower and the Buyers (as defined in the 2005 Securities Purchase Agreement) listed therein.

“2005 Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of April 29, 2005 entered into by and among the Lead Borrower and the Buyers (as defined in the 2005 Securities Purchase Agreement).

“2005 Transaction Documents” means the 2005 Securities Purchase Agreement, the 2005 Registration Rights Agreement, the 2005 Certificate of Designations and the 2005 Warrants.

“2005 Warrants” means the Form of Series E Warrants substantially in the form attached as Exhibit B to the 2005 Securities Purchase Agreement.

3.	Amendments to Article V. Article V of the Credit Agreement is hereby amended by:

a.	deleting subsection 5.01(f) in its entirety and substituting in lieu thereof the following:

“(f) weekly, on Wednesday of each week, (i) a Borrowing Base Certificate (as defined in the Working Capital Credit Agreement) showing the Borrowing Base and Term Loan Borrowing Base as of the close of business on the immediately preceding Saturday, which Borrowing Base Certificate shall reflect, among other things, the roll forward of the Inventory from the prior week as of the close of business on the immediately preceding Saturday and the prior week’s Eligible Cash and Cash Equivalents (as defined in the Working Capital Credit Agreement) as of the close of business on the immediately preceding Saturday; provided that, if at any time the Working Capital Administrative Agent or the Term Lender (as defined in the Working Capital Credit Agreement) request a daily Borrowing Base Certificate from the Lead Borrower, the Lead Borrower shall simultaneously furnish a copy of such Borrowing Base Certificate to the Agents; and (ii) if the Borrowing Base (as defined in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date), the Term Loan Borrowing Base (as defined in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) or any component definition thereof (as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) shall be modified after the Third Amendment to Working Capital Credit Agreement Effective Date, an additional Borrowing Base Certificate (as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) showing the Borrowing Base (as defined, together with any component definition used therein, in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) and Term Loan Borrowing Base (as defined, together with any component definition used therein, in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) as of the close of business on the immediately preceding Saturday, in each case of clauses (i) and (ii) above, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of the Lead Borrower;”

b.	deleting “and” at the end of subsection 5.02(i) and inserting the following new subsections (j) and (k) at the end of Section 5.02:

“(j) the occurrence of (i) any delay in complying with any Filing Deadline (as defined in the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and as defined in the 2005 Registration Rights Agreement, or Effectiveness Deadline (as defined in the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and as defined in the 2005 Registration Rights Agreement or (ii) any Conversion Failure (as defined in the Notes (as defined in the Securities Purchase Agreement)), or (iii)

any failure to deliver Class A Common Stock upon conversion or exercise, as applicable, within the time periods provided for in the respective Securities (as defined in the 2005 Securities Purchase Agreement).”

“(k) The filing of the Registration Statement with the Securities Exchange Commission pursuant to Section 2(a), 2(d) and 2(e) of the 2005 Registration Rights Agreement.”

4.	Amendment to Article VII. Article VII of the Credit Agreement is hereby amended by:

a.	deleting subsection 7.01(d) in its entirety and substituting in lieu thereof the following:

“(d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Sections 2.22, 5.01(f), 5.02(j), 5.07 (with respect to insurance covering the Collateral), 5.09, or 5.12, or in Article VI;”

b.	inserting the following new subsection at the end of Section 7.01:

“(s) the breach by the Lead Borrower of any covenant or other term or condition of any of the 2005 Transaction Documents, subject to any applicable grace periods set forth therein.”

5.	Waiver. The Lead Borrower has entered into (a) a Securities Purchase Agreement, dated as of April 29, 2005 (together with all other documents executed and delivered in connection therewith, the “Securities Purchase Agreement”), attached hereto as Exhibit A, by and among the Lead Borrower and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”) and (b) a Registration Rights Agreement, dated as of April 29, 2005 (together with all other documents executed and delivered in connection therewith, the “Registration Rights Agreement”; and together with the Securities Purchase Agreement, the “Securities Purchase Documents”), attached hereto as Exhibit B, by and among the Lead Borrower and the Buyers.

Pursuant to the terms of the Securities Purchase Documents, the Lead Borrower intends to issue (a) a new series of convertible preferred stock of the Lead Borrower designated as Series C Convertible Preferred Stock (the “Preferred Shares”), which Preferred Shares shall be convertible into shares of the Class A Common Stock and (b) a new series of Series E Warrants (the “Warrants”) to acquire up to such number of shares of Class A Common Stock as set forth in the Schedule of Buyers to the Securities Purchase Agreement. As a condition to this issuance (a) each Buyer shall exercise that amount of its outstanding Series A Warrants and Series B Warrants exercisable into such number of shares of Class A Common Stock as set forth on the Schedule of Closing Exercise Shares to the Securities Purchase Agreement and (b) the Loan Parties shall enter into an appropriate amendment to each of the Credit Agreement, the Working Capital Credit Agreement and the Working Capital Intercreditor Agreement.

In accordance with Section 9.02 of the Credit Agreement, each Lender and each Agent hereby waives any Default or Event of Default under Section 6.06(a) of the Credit Agreement that might be deemed to occur as a result of the issuance of the Preferred Shares and Warrants pursuant to the terms of the Securities Purchase Documents.

The waivers set forth in this Section 5 shall be effective only in the specific instances and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

6.	Amendment to Schedules. All of the Schedules to the Credit Agreement are hereby amended and restated in their entirety in the forms of the respective Schedules attached hereto.

7.	Closing of Purchase under Securities Purchase Agreement dated as of April 29, 2005. The closing of the purchases contemplated by Section 1(a) of the 2005 Securities Purchase Agreement (the “Closing”) is subject to satisfaction of the following:

(a) The Lead Borrower and the Buyers (as defined in the 2005 Securities Purchase Agreement) shall establish an arrangement with respect to the deposit and payment of the purchase price contemplated by Section 1(a) of the 2005 Securities Purchase Agreement satisfactory in all respects to the Administrative Agent and Lenders in their reasonable discretion.

(b) The Lead Borrower shall have delivered to the Administrative Agent and the Lenders a funds flow memorandum, in form satisfactory to the Administrative Agent and the Lenders in their reasonable discretion, no less than two (2) Business Days prior to the Closing.

8.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

a.	The Administrative Agent shall have received a fully executed copy of the following documents, together with each other document required thereby:

1.	This Second Amendment, duly executed and delivered by the Borrowers, the Facility Guarantor, the Agents and the Lenders;

2.	The Third Amendment to the Working Capital Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Borrowers, the Facility Guarantor, the Working Capital Administrative Agent and the Working Capital Lenders;

3.	The Second Amendment to the Working Capital Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Working Capital Administrative Agent and the Administrative Agent;

4.	A Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Working Capital Administrative Agent, duly executed and delivered by the Buyers under the 2005 Securities Purchase Agreement; and

5.	The Securities Purchase Documents, in substantially the forms attached hereto as Exhibits A and B, duly executed by the parties thereto.

b.	The Third Amendment to the Working Capital Credit Agreement shall have become effective in accordance with its terms.

c.	The Second Amendment to the Working Capital Intercreditor Agreement shall have become effective, in accordance with its terms.

d.	The issuance of the Preferred Shares and Warrants, pursuant to the terms of the Securities Purchase Documents, shall occur on or prior to May 3, 2005.

e.	No Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to the execution of this Second Amendment (other than as may be waived herein) and all representations and warranties made in the Credit Agreement are true and correct as of the date hereof, except to the extent that they refer specifically to an earlier date, in which case they are true and correct as of such earlier date.

f.	The Borrowers and the Facility Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may reasonably request.

9.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.	Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

c.	Each Loan Party hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, the Obligations, or otherwise, and that if such Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED, and each Loan Party hereby RELEASES the Agents and each Lender, and each of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

d.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Second Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

e.	This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

f.	This Second Amendment shall be binding upon, and inure to the benefit of the successors and assigns of the parties hereto.

g.	This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. This Second Amendment may not be amended, modified or otherwise changed without the mutual agreement in writing of the parties hereto.

h.	Each of the Loan Parties hereto (on behalf of all Loan Parties) hereby (a) acknowledges and consents to this Second Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Second Amendment all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to any Agent for the ratable benefit of the Lenders, or to grant to any Agent for the ratable benefit of the Lenders a security interest in or Lien on, any collateral as security for the obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

THE WET SEAL, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	EVP + CFO

THE WET SEAL RETAIL, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	Secretary + Treasurer

THE WET CATALOG, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	Secretary + Treasurer

THE WET SEAL GC, INC.

By:	/s/ Douglas C. Felderman
Name:	Douglas C. Felderman
Title:	Secretary + Treasurer

S.A.C. CAPITAL ASSOCIATES, LLC, as Administrative Agent, Collateral Agent, and a Lender

By: S.A.C. Capital Advisors, LLC

By:	/s/ Peter Nussbaum
Name:	Peter Nussbaum
Title:	General Counsel

GMM CAPITAL, LLC,
as a Lender

By:	/s/ Isaac Dabah
Name:	Isaac Dabah
Title:	Director

GOLDFARB CAPITAL PARTNERS LLC, as a Lender

By:	/s/ Morris Goldfarb
Name:	Morris Goldfarb
Title:	Member

/s/ CHARLES PHILLIPS Mr. Charles Phillips, as a Lender

SMITHFIELD FIDUCIARY LLC,
as a Lender

By:	/s/ SCOTT M. WALLACE
Name:	Scott M. Wallace
Title:	Authorized Signatory

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
as a Lender

By: D.B. Zwirn Partners LLC,
its general partner

By:	/s/ Daniel B. Zwirn
Name:	Daniel B. Zwirn
Title:	Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD,
as a Lender

By: D.B. Zwirn & Co., L.P.,
its trading manager

By:	/s/ Daniel B. Zwirn
Name:	Daniel B. Zwirn
Title:	Managing Member

RIVERVIEW GROUP, LLC, as a Lender
By: Millennium Holding Group, L.P.,
By: Millennium Management, L.L.C.

By:	/s/ Dave Nolan
Name:	Dave Nolan
Title:	Executive Vice President

Consented and Agreed:

Fleet Retail Group, Inc.,
as Working Capital Administrative Agent

By:	/s/ DANIEL PLATT
Name:	Daniel Platt
Title:	Director